[GRAPHIC OMITTED}
                                                               DIXON HUGHES PLLC
                                       Certified Public Accountants and Advisors






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Stockholders
Teche Holding Company, Inc.


We consent to the incorporation by reference in the registration statements No. 333-87354, 333-55913, 333-95583 and 333-125218 on Form S-8 of Teche Holding
Company of our report dated December 14, 2007 with respect to the consolidated financial statements of Teche Holding Company, incorporated by reference in the 2007 Annual Report on Form 10-K of Teche Holding Company.


                                        /s/Dixon Hughes PLLC


Asheville, North Carolina
December 27, 2007


                          500 Ridgefield Court, PO Box 3049              Praxity
                                   Asheville, NC 28802-3049               Member
                          Ph. 828.254.2254 Fx. 828.254.6859   GLOBAL ALLIANCE OF
                                       www.dixon-hughes.com   INDEPENDENT FIRMS